UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

399 Jefferson Road

Parsippany, New Jersey 07054

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Summary

On April 29, 2013, Pinnacle Foods Inc.’s indirect wholly-owned subsidiary Pinnacle Foods Finance LLC completed the closing of its previously announced refinancing which will result in lower interest expense and extended maturities compared with its previously existing debt.

As more fully described below, the refinancing consists of senior secured credit facilities totaling $1,780.0 million, comprised of a senior secured term loan facility in the aggregate principle amount of $1,630.0 million due 2020 and a revolving credit facility of $150.0 million due 2018. In addition, $350.0 million aggregate principle amount of senior unsecured notes due 2021 at 4.875% were issued.

The proceeds of the $1,630.0 million term loan and the $350.0 million of notes will be used to repay all amounts currently outstanding under the previously existing terms loans and 8.25% Notes and to pay fees and expenses.

1. New Senior Secured Credit Facility

Overview

On April 29, 2013, Pinnacle Foods Inc.’s indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC, which is referred to in this section as the “Borrower,” entered into an amendment of its existing senior secured credit facilities dated as of April 17, 2012, as amended on August 30, 2012, with Barclays Bank PLC, as administrative agent, collateral agent, syndication agent and swing line lender, and the lenders from time to time party thereto. Pursuant to the amendment, the Borrower added a new term loan G facility in an aggregate principal amount of $1,630.0 million to its senior secured credit facilities.

The new senior secured credit facility provides senior secured financing of $1,780.0 million, consisting of a $1,630.0 million tranche G term loan (the “term loans”) and a $150.0 million replacement revolving credit facility (the “revolving credit facility”; together with the term loans, the “new senior secured credit facility”). Pinnacle Foods Finance LLC is the borrower under the new senior secured credit facility. The loans and commitments under the new senior secured credit facility refinanced all of the loans and commitments under the Borrower’s existing senior secured credit facilities. The net proceeds from the tranche G term loans will, together with proceeds from the offering of the Notes (described below), be used to refinance in full the term loans and revolving credit commitments under the Borrower’s existing senior secured credit facilities and repay all $400.0 million aggregate principal amount of outstanding 8.25% senior notes due 2015 on May 10, 2013 and to pay related fees and expenses.

Interest Rate and Fees

Borrowings under the new senior secured credit facility bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate or (b) LIBOR. The interest rate margin for the new senior secured credit facility is 1.50%, in the case of base rate loans and 2.50%, in the case of LIBOR rate loans. The interest rate margin for the new senior secured credit facility is subject to one 25 basis point step down upon achievement by the Borrower of a total net leverage ratio of less than 4.25:1.0. The base rate for the new term loans is subject to a floor of 1.75%, and the LIBOR rate for the new term loans is subject to a floor of 0.75%.

Prepayments

The new senior secured facility contains identical mandatory and voluntary prepayments as those in the existing senior secured credit facilities. Notwithstanding the foregoing, each lender under the new and existing term loan facilities has the right to reject its pro rata share of mandatory prepayments described above, in which case the Borrower may retain the amounts so rejected.

The foregoing mandatory prepayments will be applied to installments of the term loans at the Borrower’s discretion.

The Borrower may voluntarily repay outstanding loans under the new senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

In the event that, within one year of April 29, 2013, the Borrower amends the new senior secured credit facility in connection with certain repricing transactions in order to reduce the interest rate applicable to the term loans or refinance the term loans with the proceeds of indebtedness with a lower yield than that applicable to the term loans, the prepayment must be made at 101% of the principal amount of such term loans repriced through such amendment or prepaid, as the case may be.

Amortization

The new revolving credit facility will mature on April 29, 2018 and the new term loans will mature on April 29, 2020. The Borrower is required to repay the term loans in quarterly installments in aggregate amounts equal to 1.00% per annum of their funded total principal amount, with the remaining amount payable on the maturity date of the new term loans.

Guarantee and Security

The new senior secured credit facility is unconditionally guaranteed under the terms of the Borrower’s existing senior secured credit facilities, including without limitation, and subject to certain exceptions, by Pinnacle Foods Inc., which will guarantee the terms of the new senior secured credit facilities pursuant to the amendment, Peak Finance Holdings LLC and each of the Borrower’s existing and future material domestic wholly-owned subsidiaries. All obligations under the new senior secured credit facility, and the guarantees of those obligations, are secured on the same terms as the existing senior secured credit facilities.

Certain Covenants and Events of Default

The new senior secured credit facility contains identical affirmative and negative covenants and events of default as those in the existing senior secured credit facilities. The new senior secured credit facilities also contain certain customary representations and warranties, affirmative covenants and events of default substantially consistent with those of the existing senior secured credit facilities.

The foregoing description of the new senior secured credit facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and Second Amended and Restated Credit Agreement, which are filed respectively as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

2. Senior Notes due 2021

On April 29, 2013, Pinnacle Foods Inc.’s indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC, which is referred to in this section as the “Issuer,” closed an offering of $350.0 million aggregate principal amount of 4.875% senior unsecured notes due 2021 (the “Notes”). The Notes were co-issued with the Issuer’s wholly-owned subsidiary, Pinnacle Foods Finance Corp., which is referred to as the “Co-Issuer,” and together with the Issuer as the “Issuers,” and are guaranteed by Pinnacle Foods Inc. and all of the Issuer’s existing and future domestic subsidiaries that guarantee the new senior secured credit facility (as described above). The Notes were issued under the indenture dated April 29, 2013 (the “Indenture”), among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee. Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC UBS Securities LLC, Macquarie Capital (USA) Inc. and Blackstone Advisory Partners L.P. acted as joint book-running managers in this offering. The net proceeds from the offering of the Notes, together with a portion of the proceeds from the senior secured term loan G facility borrowings (described above) , will be used to redeem all $400.0 aggregate principal amount of the Issuers’ 8.25% Senior Notes due 2017 and to pay related premiums, fees and expenses.

The following is a brief description for the terms of the Notes and the Indenture.

Ranking

The Notes are senior unsecured obligations and:

•	rank senior in right of payment to all existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•

rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes (including the new senior secured credit facility, as described above);

•

are effectively subordinated in right of payment to all existing and future secured debt (including obligations under the new senior secured credit facility), to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all obligations of each of the Issuers’ subsidiaries that is not a guarantor of the Notes.

Mandatory Redemption

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption

At any time prior to May 1, 2016, the Issuers may redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium plus accrued and unpaid interest to the redemption date. At any time on or after May 1, 2016, the Issuers may redeem some or all of the Notes at the redemption prices described in the Indenture plus accrued and unpaid interest to the redemption date.

At any time prior to May 1, 2016, the Issuers may redeem up to 35% of the Notes, in each case with proceeds that the Issuers or one of their direct or indirect parent companies raises in one or more equity offerings at a redemption price of 104.875% of their principal amount, plus accrued and unpaid interest to the redemption date, so long as, in each such case, at least 50% of the aggregate principal amount of the Notes originally issued remain outstanding.

Change of Control

Upon the occurrence of a change of control, the Issuers will be required to offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants limiting the Issuers’ ability and the ability of their restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into certain transactions with their affiliates; and

•	designate their subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. During any period in which the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s and no default has occurred and is continuing under the Indenture, the Issuers will not be subject to many of the covenants.

Events of Default

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or additional interest on or with respect to the Notes;

(3) failure by either Issuer or any of its guarantors for 60 days after receipt of written notice given by the trustee or the holders of not less than 30% in principal amount of outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Issuers or any of its restricted subsidiaries or the payment of which is guaranteed by the Issuers or any of its restricted subsidiaries, other than indebtedness owed to the Issuers or one of their restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(5) failure by either Issuer or any of its significant subsidiaries (or any group of its subsidiaries that together would constitute a significant subsidiary) to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to any Issuer or any significant subsidiary (or any group of its subsidiaries that together would constitute a significant subsidiary); or

(7) the guarantee of any significant subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any of its guarantors that are a significant subsidiary, as the case may be, denies that it has any further liability under its guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the trustee or the holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If an Event of Default of a type specified in clause (6) above arises, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

3. Registration Rights Agreement

The Issuers will use their reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Notes as part of offers to exchange freely tradable exchange notes for the Notes. The Issuers will use their reasonable best efforts to cause each exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective within 360 days after the issue date of the Notes. If the Issuers fail to meet this target, resulting in a “registration default,” the interest rate on the Notes will increase by 0.25% per annum. The interest rate on the Notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0%. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level. If the Issuers must pay additional interest, they will pay it in cash on the same dates that other interest payments are made on the Notes until the registration default is corrected.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in subsections 1 and 2 under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this item 2.03.

Item 7.01	Regulation FD Disclosure

In connection with the completion of the refinancing as described above in Item 1.01, Pinnacle Foods Inc. issued a press release.

The information contained in Item 7.01, including Exhibit 99.1, is furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ CRAIG STEENECK
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: April 30, 2013

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated April 29, 2013, by and among Pinnacle Foods Finance LLC, Pinnacle Foods Finance Corp., the guarantors listed therein and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on April 30, 2013).

4.2	Registration Rights Agreement, dated April 29, 2013, by and among Pinnacle Foods Finance LLC, Pinnacle Foods Finance Corp., the guarantors listed therein and Barclays Capital Inc., as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on April 30, 2013).

10.1	Second Amended and Restated Credit Agreement, dated April 29, 2013, by and among Pinnacle Foods Finance LLC, Pinnacle Foods Inc., Peak Finance Holdings LLC, the guarantors party thereto, Barclays Bank PLC, as administrative agent, collateral agent and swing line lender and each other agent and lender from time to time party thereto (incorporated by reference to Exhibit 10.1 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on April 30, 2013).

10.2	Second Amendment to Amended and Restated Credit Agreement, dated April 29, 2013, by and among Pinnacle Foods Finance LLC, Pinnacle Foods Inc., Peak Finance Holdings LLC, the guarantors party thereto, Barclays Bank PLC, as administrative agent, collateral agent and swing line lender and each other agent and lender from time to time party thereto (incorporated by reference to Exhibit 10.2 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on April 30, 2013).

99.1	Press Release of Pinnacle Foods Inc. dated April 29, 2013 (incorporated by reference to Exhibit 99.1 to Pinnacle Foods Inc.’s Current Report on Form 8-K filed on April 30, 2013).